MUTUAL RELEASE

THIS MUTUAL RELEASE (this "Release") is made and entered into as of January 23, 2012 by and between (a) eFashion Solutions, LLC ("eFashion") and (b) ORIX Venture Finance LLC ("ORIX" and together with eFashion, each a "Party" and together, the "Parties").

A. eFashion and ORIX are parties to a Loan and Security Agreement, dated as of April 18, 2008 (as amended or otherwise modified from time to time, the "Loan Agreement") pursuant to which ORIX made certain loans to eFashion and certain other documents executed and delivered by or on behalf of eFashion and/or ORIX from time to time in connection with the Loan Agreement (together with the Loan Agreement referred to as the "Loan Documents").

B. eFashion is in default (after all applicable notice and cure periods) under the Loan Agreement, the Loan Documents and the Loans (as defined in the Loan Agreement) are due and owing.

C. ORIX is contemplating selling the Loans to XLFashions Inc. ("XLFashions") and as a condition to the selling the Loans to XLFashions ORIX is requiring this Release from eFashion solely in connection with any claims that may or may not exist by eFashions against ORIX under the Loan Documents through to the date of sale of the Loans to XLFashions. eFashion supports ORIX's sale of the Loans to XLFashions so the Loans can be restructured pursuant to terms mutually agreeable to eFashion and XLFashions.

D. The Parties desire to enter into this Release on and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. eFashion hereby irrevocable forever and fully releases ORIX, its affiliates, successors and assigns and their respective directors, officers, employees, agents, managers, shareholders and members of and from any and every right and all manner of actions, causes of action, claims or demands of whatever kind, nature or description, at law or in equity, or created by statute, which eFashion had, now has or hereafter can, shall or may have against ORIX, its affiliates, successors and assigns and their respective directors, officers, employees, agents, managers, shareholders and members arising out of or relating to the Loan Agreement.

2. ORIX hereby irrevocable forever and fully releases eFashion, its affiliates, successors and assigns and their respective directors, officers, employees, agents, managers,

shareholders and members of and from any and every right and all manner of actions, causes of action, claims or demands of whatever kind, nature or description, at law or in equity, or created by statute, which ORIX had, now has or hereafter can, shall or may have against eFashion, its affiliates, successors and assigns and their respective directors, officers, employees, agents, managers, shareholders and members all and only to the extent arising out of or relating to the Loan Agreement; provided, however, that the notwithstanding anything to the contrary herein eFashion shall continue to be obligated on the Obligations (as defined in the Loan Agreement) and under the Loan Documents and eFashion agrees it is prohibited from using this Release in any manner as a defense to its obligations to pay the Obligations and enforcement of the Loan Documents by the XLFashions.

3. This Release sets forth the entire agreement of the Parties hereto and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof.

4. This Release shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns; provided, however, that nothing in this Release shall be construed to confer any rights, remedies, obligations or liabilities on any person other than the Parties and their respective successors and assigns.

5. This Release shall be governed and construed and interpreted in accordance with the laws of the State of New York, without regard to choice of laws principles.

6. This Release may be executed simultaneously in one or more counterparts or by facsimile signature, and by different Parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

7. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE RELEASE.

8. If any provision of this Release is held to be illegal, invalid or unenforceable under any present or future law, and if the rights and obligations of the parties under this Release shall not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Release shall be construed and enforced as if such illegal, inlaid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Release shall remain in full force and effect and shall not be effected by such illegal, invalid or unenforceable provision or its severance therefrom.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first written above.

EFASHION SOLUTIONS, LLC

By: ______________________________
Name:
Title:

ORIX VENTURE FINANCE LLC

By: ______________________________
Name: Christopher L. Smith
Title: Manager